Exhibit 10.1

AMENDMENT NO. 6 TO CREDIT AGREEMENT AND WAIVER

This Amendment No. 6 to Credit Agreement and Waiver (“Amendment”) executed as of November 13, 2008 by and between Software Brokers of America, Inc., a Florida corporation (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A. Company and Bank entered into that certain Credit Agreement dated August 25, 2005, as previously amended (“Agreement”).

B. Company and Bank desire to amend the Agreement as set forth below.

C. Company has requested that Bank waive certain existing Events of Default.

NOW, THEREFORE, Company and Bank agree as follows:

1. Company has advised Bank that it failed to comply with the provisions of Sections 6.11 and 6.12 of the Agreement for its fiscal quarter ending September 30, 2008 (the “Covenant Violations”). Company has requested that the Bank waive any Event of Default under the Agreement resulting from the Covenant Violations. Bank hereby waives any Event of Default under the Agreement resulting from the Covenant Violations. This waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement or any of the other Loan Documents, or to constitute a waiver or release by the Bank of any right, remedy or Event of Default under the Agreement or any of the other Loan Documents, except to the extent specifically set forth herein.

2. The definition of “Borrowing Base” set forth in Section 1 of the Agreement is amended to read as follows:

“‘Borrowing Base’ shall mean, as of any date of determination, an amount equal to the sum of (i) eighty-five percent (85%) of Eligible Accounts, plus (ii) the Applicable Percentage of the amount equal to ninety percent (90%) of Eligible Insured Foreign Accounts, plus (iii) the lesser of (A) an amount equal to the sum of (1) sixty percent (60%) of Eligible Inventory plus (2) sixty percent (60%) of the aggregate undrawn face amount of outstanding Eligible Commercial Letters of Credit, or (B) $14,000,000. In no case may the Borrowing Base include reliance on account of both the Eligible Inventory purchased with an Eligible Commercial Letter of Credit and the Eligible Commercial Letter of Credit”.

3. The definition of “Revolving Credit Maturity Date” set forth in Section 1 of the Agreement is amended to read as follows:

“Revolving Credit Maturity Date” shall mean the earlier of (i) January 1, 2010 or (ii) the date on which the Revolving Commitment shall terminate in accordance with the provisions of this Agreement.

4. The definition of “Revolving Credit Note” set forth in the Agreement is amended to read as follows:

“‘Revolving Credit Note’ shall mean the Revolving Credit Note dated November 13, 2008 made in the principal amount of $30,000,000 by Company payable to Bank, as may be amended, restated, supplemented or replaced from time to time, a copy of which is annexed hereto as Exhibit ‘B’.”

5. Section 2.4 of the Agreement is amended to read as follows:

“2.4 The Revolving Credit Note shall mature on the Revolving Credit Maturity Date. Interest on the principal amount from time to time outstanding under the Revolving Credit Note shall accrue at the rate and shall be calculated and payable as set forth in the Revolving Credit Note.”

6. Section 2.5 of the Agreement is amended to read as follows:

“2.5 [Intentionally deleted.]”

7. Section 2.6 of the Agreement is amended to read as follows:

“2.6 [Intentionally deleted.]”

8. Section 2.8 of the Agreement is amended to read as follows:

“2.8 The aggregate principal amount at any time outstanding under the Revolving Credit Note plus the aggregate undrawn amount of Letters of Credit (and the unpaid amount of any draws or other demands for payment under any Letters of Credit) shall never exceed the lesser of (i) the Revolving Credit Commitment Amount, and (ii) the Borrowing Base. Company shall immediately make all payments necessary to comply with this provision.”

9. Section 2.9 of the Agreement is amended to read as follows:

“2.9 [Intentionally deleted.]”

10. Section 2.10 of the Agreement is amended to read as follows:

“2.10 [Intentionally deleted.]”

11. Section 2.11 of the Agreement is amended to read as follows:

“2.11 [Intentionally deleted.]”

12. Sections 3.1 through 3.6 of the Agreement are amended to read as follows:

“3.1 [Intentionally deleted.]

3.2 [Intentionally deleted.]

3.3 [Intentionally deleted.]

3.4 [Intentionally deleted.]

3.5 [Intentionally deleted.]

3.6 [Intentionally deleted.]”

13. Section 6.1(e) of the Agreement is amended to read as follows:

“(e) within ten (10) days after the end of each month, a borrowing base certificate in the form annexed hereto as Exhibit “C”, with appropriate insertions certified by an authorized officer of Company as being correct and accurate to the best of such officer’s knowledge; and on Monday of each week and as of the close of business on the prior Friday, a weekly update to the borrowing base certificate in the form annexed hereto as Exhibit “C-1”, with appropriate insertions certified by an authorized officer of Company as being correct and accurate to the best of such officer’s knowledge; and”

14. Section 6.4 of the Agreement is amended to read as follows:

“6.4 Permit Bank, through its authorized attorneys, accountants, and representatives, to examine Company=s books, accounts, records, ledgers and assets of every kind and description at all reasonable times during normal business hours upon oral or written request of Bank, including, without limitation, (i) semi-annual Collateral audits at Company’s sole expense, provided, that Company shall only be obligated to pay the expenses for two such Collateral audits per year unless an Event of Default has occurred and is continuing and (ii) appraisals of Company’s inventory by a third party appraiser acceptable to Bank, provided, that Company shall only be obligated to pay the expenses for such appraisal once every other year (commencing in 2008) unless an Event of Default has occurred and is continuing.”

15. Section 7.11 of the Agreement is amended to read as follows:

“7.11 Make or allow to remain outstanding any Investment except the following permitted Investments (all of the exceptions set forth below being subject to the provisions of Section 7.13 of this Agreement):

(a) Investments of cash in cash equivalents and any extensions, renewals or reinvestments thereof;

(b) sales of inventory on open account (or otherwise on credit) and in the ordinary course of business and Investments in the form of notes or other similar instruments evidencing or supporting the obligation of an Account Debtor received in connection with such sales;

(c) deposits made in the ordinary course of business in order to obtain goods or services;

(d) existing Investments described in attached Schedule 7.11 and any extensions, renewals or reinvestments thereof (excluding any increases thereof);

(e) Investments received in settlement of amounts due or owing to Company as a result of insolvency proceedings or other disputes involving an Account Debtor or upon the foreclosure or enforcement of any lien in favor of Company;

(f) loans and advances to employees of Company that constitute Investments so long as the aggregate amount outstanding does not exceed US$75,000 at any time;

(g) loans to the Guarantor; and

(h) additional Investments not to exceed US $100,000 in the aggregate.”

16. Any reference to the term “Prime-based Rate” in the Agreement shall mean the rate then applicable under the Revolving Credit Note.

17. Exhibit “B” of the Agreement is amended to read in the form annexed hereto as Exhibit “B”. Exhibit “C-1” is added to the Agreement to read in the form of Exhibit “C-1” annexed hereto.

18. Company shall furnish Bank within 45 days after and as of December 31, 2008, (i) a balance sheet and statement of profit and loss and surplus reconciliation of Company for Company’s fiscal year ending on such date, certified by an authorized officer of Company as being correct and accurate to the best of his knowledge, and (ii) a covenant compliance report satisfying the requirements of Section 6.6 of the Agreement. Nothing set forth in this paragraph shall modify in any respect Company’s obligations to provide Bank with a detailed audit report for such fiscal year as and when set forth in Section 6.1(a) of the Agreement as required under Section 6.6 of the Agreement.

19. Company will reimburse the Bank for all costs and expenses, including reasonable attorneys’ fees, incurred by the Bank in connection with the preparation of this Amendment and the documents, instruments and agreements executed in connection herewith.

20. The amendments and waiver contained herein shall be effective upon execution of this Amendment by Company and Bank, receipt by Bank of all other loan documents, if any, listed on the Closing Agenda of even date herewith duly executed by the parties thereto and payment of the fee required under paragraph 8 above.

21. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect, the liability of the Company howsoever arising or provided for in the Agreement, as hereby modified or amended, is hereby reaffirmed.

22. The Company hereby represents and warrants that, after giving effect to the amendments and waiver contained herein; (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.5 and 5.7 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement), or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default, has occurred and is continuing as of the date hereof.

23. Company hereby waives, discharges, and forever releases Bank and the Bank’s employees, officers, directors, attorneys, stockholders and successors and assigns (collectively, the “Released Parties”), from and of (i) any and all claims, causes of action, allegations or assertions that Company and/or Intcomex has or may have had against any or all of the Released Parties arising under or in connection with the financial arrangements between Company under Agreement and/or any of the other Loan Documents (as defined in the Credit Agreement) at any time up through and including the date of this Amendment, and (ii) any and all other claims, causes of action, allegations or assertions that Company has or may have had against any or all of the Released Parties at any time up through and including the date of this Amendment, and which are known to Company (collectively, the “Known Claims”), regardless if any such Known Claims arose as a result of Bank’s actions or omissions in connection with the financial arrangements between Company and Bank, any amendments, extensions, or modifications thereto, or Bank’s administration of those financial arrangements.

WITNESS the due execution hereof on the date and year first above written.

COMERICA BANK		SOFTWARE BROKERS OF AMERICA, INC.

By:	/s/ Mark Koszyk	By:	/s/ Anthony Shalom
	Mark Koszyk		Anthony Shalom

Its:	Senior Vice President	Its:	President

Acknowledgement

The above Amendment is hereby acknowledged by the undersigned Guarantor as of November 13, 2008:

INTCOMEX, INC.

By:	/s/ Anthony Shalom
Anthony Shalom

Its:	CEO

EXHIBIT “B”

THIS REVOLVING CREDIT NOTE RENEWS, EXTENDS AND/OR MODIFIES THAT CERTAIN $30,000,000 REVOLVING CREDIT NOTE DATED AUGUST 17, 2007 BY SOFTWARE BROKERS OF AMERICA, INC. PAYABLE TO COMERICA BANK, WHICH RENEWED, EXTENDED, INCREASED AND/OR MODIFIED THAT CERTAIN $27,500,000 REVOLVING CREDIT NOTE DATED MAY 17, 2007 BY SOFTWARE BROKERS OF AMERICA, INC. PAYABLE TO COMERICA BANK WHICH RENEWED, EXTENDED, INCREASED AND/OR MODIFIED THAT CERTAIN $25,000,000 REVOLVING CREDIT NOTE DATED AUGUST 25, 2005 BY SOFTWARE BROKERS OF AMERICA, INC. PAYABLE TO COMERICA BANK, EVIDENCING AN ORIGINAL PRINCIPAL AMOUNT OF $25,000,000. IN CONNECTION WITH THE ISSUANCE OF THE $25,000,000 REVOLVING CREDIT NOTE, FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $2450 WAS PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE CERTIFICATE OF REGISTRATION NO. 38-0477375-16-01. NO ADDITIONAL DOCUMENTARY STAMP TAX IS DUE ON THIS NOTE.

REVOLVING CREDIT NOTE

$30,000,000	November 13, 2008

On or before the Maturity Date, FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Michigan, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon at the Daily Adjusting LIBOR Rate, except during any period of time during which, in accordance with the terms and conditions of this Note, the Indebtedness hereunder shall bear interest at the Prime-based Rate.

This Note is a note under which advances, repayments and re-advances may be made from time to time, subject to the terms and conditions of this Note and the Credit Agreement. AT NO TIME SHALL THE BANK BE UNDER ANY OBLIGATION TO MAKE ANY ADVANCES TO THE UNDERSIGNED PURSUANT TO THIS NOTE (NOTWITHSTANDING ANYTHING EXPRESSED OR IMPLIED IN THIS NOTE OR ELSEWHERE TO THE CONTRARY, INCLUDING, WITHOUT LIMIT, IF THE BANK SUPPLIES THE UNDERSIGNED WITH A BORROWING FORMULA) AND THE BANK, AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE, AND IN ITS SOLE DISCRETION, MAY REFUSE TO MAKE ADVANCES TO THE UNDERSIGNED WITHOUT INCURRING ANY LIABILITY DUE TO THIS REFUSAL AND WITHOUT AFFECTING THE UNDERSIGNED’S LIABILITY UNDER THIS NOTE FOR ANY AND ALL AMOUNTS ADVANCED.

Accrued and unpaid interest on the unpaid principal balance outstanding hereunder shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime-based Rate on the date of each such change.

From and after the occurrence of any Event of Default hereunder, and so long as any such Event of Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default hereunder.

In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

The amount and date of each advance hereunder, its applicable interest rate and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected. The undersigned hereby authorize(s) Bank to charge any account(s) of the undersigned (or any of them) with Bank for all sums due hereunder when due in accordance with the terms hereof.

The undersigned may prepay all or part of the outstanding balance of any Indebtedness hereunder at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the Daily Adjusting LIBOR Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank, or (c) the Daily Adjusting LIBOR Rate will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note at the Daily Adjusting LIBOR Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the Prime-based Rate shall be the applicable interest rate for all Indebtedness hereunder during such period of time.

If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any of the Indebtedness under this Note with interest at the Daily Adjusting LIBOR Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the Prime-based Rate shall be the applicable interest rate for all Indebtedness hereunder during such period of time.

Further, at any time upon prior written notice to the undersigned, Bank may, in its sole discretion based upon its good faith belief that the Prime-based Rate is an appropriate basis for its floating rate loans, suspend use of the Daily Adjusting LIBOR Rate as the applicable interest rate hereunder, at which time, the Prime-based Rate shall thereafter be the applicable interest rate for all Indebtedness outstanding under this Note, unless Bank, in its sole discretion based upon its good faith belief that the Prime-based Rate is no longer an appropriate basis for its floating rate loans, rescinds such notice, in which case, the Daily Adjusting LIBOR Rate shall, upon written notice from Bank to the undersigned, again be the applicable interest rate for all Indebtedness outstanding hereunder.

If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

This Note shall bind the undersigned, and the undersigned’s successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF MICHIGAN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

For the purposes of this Note, the following terms have the following meanings:

“Applicable Margin” means three and 50/100 percent (3.50%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Credit Agreement” means that certain Credit Agreement dated August 25, 2005, between the undersigned and Bank, as amended to date and as may be further amended, restated, supplemented or replaced from time to time.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the sum of the Applicable Margin, plus the quotient of the following:

(a)	for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount outstanding hereunder and for a period of one (1) month;

divided by

(b)	a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Event of Default” is defined in the Credit Agreement.

“Indebtedness” is defined in the Credit Agreement.

“LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“Maturity Date” is defined in the Credit Agreement.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime-based Rate” shall mean a per annum interest rate which is equal the sum of the Applicable Margin plus the greater of (i) the Prime Rate; or (ii) the rate of interest equal to the sum of (a) one percent (1%), and (b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Overnight Rates”), as published by the Federal Reserve Bank of New York, or, if the Overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE

RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER

CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER

CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR

CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY

RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR

ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

This Note amends, restates, supersedes and replaces that certain Revolving Credit Note dated as of August 17, 2007, made in the principal amount of $30,000,000 by the undersigned payable to Bank (“Prior Note”), and the initial advance under this Note shall be deemed first applied, to the extent necessary, to repay the existing indebtedness of the undersigned to Bank under the Prior Note; provided, however, the execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under and shall hereinafter be evidenced and governed by this Note.

SOFTWARE BROKERS OF AMERICA, INC.

By:	/s/ Anthony Shalom
SIGNATURE OF Anthony Shalom
Its:	President
TITLE (if applicable)
EX

EXHIBIT “C-1”

ComericA	Report of Accounts Receivable

Comerica Bank	Report Number
Commercial Lending Services
PO Box 75000	Final Month End Report
Detroit, MI 48275-3012	Yes No
COLLATERAL SUMMARY
1. Accounts Receivable Balance Forwarded
From Line 5 of Previous Report Dated
2. Add: Sales from to
(Month to Date Sales Equal )
3. Less: Cash Receipts From to
(Month to Date Receipts Equal )
4. Less: Non-Cash Credits/Adjustments to Receivables
5. Total Accounts Receivable as of
6. Less: Ineligible Accounts (per Aging Summary)
7. Total Eligible Receivables (Line 5 less Line 6)
8. Collateral Value: Advance Percent Times line 7
9. Inventory Value (from Line 9 of inventory Summary)
10. Other Collateral Reliance
11. Less Reserve for
12. Total Loanable Collateral
LOAN SUMMARY
13. Loan Balance Forwarded from Line 16 of Report No.
14. Less Payment(s) (Attach Tape to Illustrate Calculation of Payments)
15. Plus Advance(s) (Attach Tape to Illustrate Calculation of Advances
16. Sub Total - Current Loan Balance
17. Plus Outstanding Letters of Credit
18. Total Liability

We submit the following information in connection with the Security Agreement executed by the undersigned in favor of Comerica Bank. The undersigned warrants that after the requested advance (if any) is made, its total obligations to the Bank under the terms of the Agreement will not exceed the loan to collateral limits as defined in the Agreement.

The undersigned warrants the accuracy and completeness of this report and acknowledges that the Bank is relying thereon.

The undersigned hereby requests an advance from the Bank in the amount of              said advance to become part of the liabilities by the Agreement.

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Authorized Customer Signature	Date	Assignment Unit

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